Ingersoll Rand Reports First-Quarter Adjusted Continuing EPS of $0.38,
EPS from Continuing Operations of $0.22, Reaffirms Full-Year EPS Outlook

●
First-quarter continuing earnings per share (EPS) of $0.22; adjusted EPS excluding restructuring, a charge for currency devaluation in Venezuela and acquisition-related inventory step-up costs was $0.38, up 31 percent compared with 2014

●	Revenues were $2.9 billion in the first quarter. Organic revenues (excluding acquisitions and currency) were up 8 percent compared with 2014

●	Q1 2015 operating margin of 5.9 percent, adjusted operating margin of 6.4 percent excluding restructuring and acquisition related inventory step-up costs

●	Full-year 2015 EPS from continuing operations forecast $3.42 to $3.60 and $3.66 to $3.81, excluding restructuring and other one-time costs

Swords, Ireland, April 23, 2015 - Ingersoll-Rand plc (NYSE:IR), a world leader in creating comfortable, sustainable and efficient environments, today reported diluted earnings per share (EPS) from continuing operations of $0.22 for the first quarter of 2015.
The company reported net earnings of $51.3 million, or EPS of $0.19, for the first quarter of 2015. First-quarter net earnings included $58.6 million, or EPS of $0.22, from continuing operations, as well as a net loss of $(7.3) million, or EPS of $(0.03), from discontinued operations. Results for the first quarter of 2015 also included a number of items totaling $55.2 million, or EPS of $(0.16):

•
the company elected to devalue its Venezuela bolivar position using the Venezuela government’s SIMADI exchange rate. As a result, the company recorded a pretax charge of $(42.6) million, or EPS of $(0.13);

•	a $(11.7) million charge, or EPS of $(0.03), from inventory step-up costs related to the acquisition of Cameron International Corporation’s Centrifugal Compression division; and

•	$(0.9) million of restructuring charges.
This compares with net earnings of $79.0 million, or EPS of $0.28, for the 2014 first quarter. First-quarter 2014 net earnings included $76.1 million, or EPS of $0.27, from continuing operations, as well as net earnings of $2.9 million, or EPS of $0.01, from discontinued operations. The first quarter of 2014 included $(8.9) million of restructuring costs equal to $(0.02) per share. Excluding restructuring and other one-time items, 2015 adjusted EPS from continuing operations was $0.38 and increased by $0.09, or 31 percent year-over-year (see attached tables for additional details).
“We delivered another strong quarter with an 8 percent year-over-year increase in organic revenue, and a 31 percent increase in EPS, on an adjusted basis,” said Michael W. Lamach, chairman and chief executive officer. “Executing on a balanced capital allocation strategy during the quarter, we completed both of the

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value-enhancing acquisitions that we announced in 2014 - the Cameron International Corporation’s Centrifugal Compression division, and FRIGOBLOCK, a European leader in hybrid-diesel transportation refrigeration. Further, we announced an increase in our 2015 annual dividend to $1.16 per share, up 16 percent year-over-year. Our commitment and strategy to deliver shareholder value has remained steadfast over the past five years, and we are committed to maximizing company value through this discipline. We have built an excellent management team, and are proud of our dedicated people that have executed well and provided an outstanding customer experience, while delivering benchmark incremental margins, EPS and shareholder returns over an extended period of time.”
Additional Highlights from the 2015 First Quarter
Revenues: The company’s reported revenues increased 6 percent to $2,888 million, compared with revenues of $2,723 million for the 2014 first quarter. Revenues excluding acquisition and currency increased 8 percent compared with last year. U.S. revenues were up 9 percent on an organic basis (excluding acquisitions) compared to 2014, and revenues from international operations decreased 2 percent (up 7 percent excluding currency and acquisitions).
Operating Margin: The first-quarter operating margin was 5.9 percent compared with 5.7 percent in 2014. Adjusted for restructuring and acquisition-related inventory step-up costs, the operating margin for the first quarter of 2015 was 6.4 percent, compared with the adjusted margin for the first quarter of 2014 of 6.0 percent. The year-over-year 40 basis point margin improvement was due to higher volume and gains from productivity initiatives, partially offset by inflation, negative currency and an increase in investment spending.
Interest Expense and Other Income/Expense: Interest expense was $55.1 million for the first quarter of 2015 compared with $52.0 million in the same period last year due to higher debt balances. Other expenses totaled $(26.4) million for the first quarter of 2015, compared with $2.2 million of income for the 2014 first quarter primarily due to a foreign exchange loss from a Venezuela currency devaluation.
Taxes: The company had an adjusted effective tax rate of approximately 27 percent in the first quarter of 2015. The effective rate for the first quarter of 2014 was approximately 23 percent.
First-Quarter Business Review
[Note: Adjusted margins for 2014 exclude restructuring costs and 2015 excludes restructuring costs and inventory step-up costs related to the acquisition of Cameron International Corporation’s Centrifugal Compression division in the Industrial Segment - see attached tables for additional details]
The Climate Segment delivers energy-efficient solutions globally and includes Trane® and American Standard® Heating and Air Conditioning, which provides heating, ventilation and air conditioning (HVAC) systems and commercial and residential building services, parts, support and controls; and Thermo King®, the leader in transport temperature control solutions. Revenues for the first quarter of 2015 were $2,159 million and increased 6 percent (up 9 percent ex-currency) compared with the first quarter of 2014. Bookings increased 2 percent (up 6 percent ex-currency) year-over-year.
On a year-over-year basis, total commercial HVAC revenues increased by a mid-single digit percentage with low-single digit percentage year-over-year gains in equipment revenues and a mid-single digit revenue increase in parts, service and solutions. Excluding the impact of currency, commercial HVAC revenues increased by a high-single digit percentage. Commercial HVAC revenues in North America increased by a high-single digit percentage in the quarter compared with last year and increased by low-single digits in Europe (up high-teens ex-currency). Organic revenues in Asia were up by a low single digit percentage and declined in Latin America in the first quarter compared with last year. First-quarter 2015 commercial HVAC bookings reflect a mid-single digit percentage increase (up high-single digits ex-currency) compared with last year.
Total Thermo King refrigerated transport revenues increased by a high-single digit percentage (mid-teens ex-currency) in the first quarter compared with last year due to strong gains in North America and high-single digit organic growth in Europe. Bookings increased by a low-single digit percentage (high-single digits ex-currency) in the first quarter of 2015 with gains in North America and Europe partially offset by weaker markets in Latin America and currency.

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Residential HVAC revenues increased by a high-single digit percentage in the first quarter compared with 2014, with volume gains in all major product categories. Bookings declined compared with last year due to the pre-ordering of air conditioning units in the fourth quarter of 2014.
First-quarter 2015 segment operating margin was 7.0 percent (7.0 percent adjusted operating margin), compared with 6.4 percent (6.6 percent adjusted operating margin) last year. The year-over-year margin improvement was due to higher volumes and productivity, partially offset by inflation, currency and higher investment spending.
The Industrial Segment delivers products and services that enhance energy efficiency, productivity and operations. It includes Ingersoll Rand® compressed air systems and services, power tools and material handling systems, ARO® fluid management equipment, as well as Club Car® golf, utility and rough terrain vehicles. Total revenues in the first quarter of $729 million increased 7 percent compared with the first quarter of 2014. Organic revenues increased approximately 4 percent and organic bookings increased 2 percent compared with last year.
Revenues for air compressors and industrial products increased by a mid-single digit percentage compared with the first quarter of 2014 with growth in North America partially offset by negative comparisons in overseas markets. Organic revenues and bookings both increased by low-single digits compared with last year.
Club Car revenues increased by a mid-teens percentage (high teens ex-currency) compared with the first quarter of 2014, from gains in golf cars, utility vehicles and aftermarket sales.
First-quarter segment operating margin for Industrial was 10.3 percent (11.9 percent adjusted operating margin) compared with 11.6 percent (12.1 percent adjusted operating margin) last year. The decline in operating margin was due to the initial inclusion of the Cameron centrifugal compression division acquisition, negative currency and inflation partially offset by productivity, higher volumes and price. Excluding Cameron, adjusted margins increased 80 basis points.
Balance Sheet
At the end of the first quarter, cash balances and total debt balances were $734 million and $4.5 billion, respectively. Working capital was 6.3 percent of revenues, compared with 4.4 percent in 2014.
Acquisitions in the First Quarter of 2015
On January 1, 2015, the company completed the acquisition of the assets of Cameron International Corporation’s (NYSE:CAM) Centrifugal Compression division for $850 million. The division provides centrifugal compression equipment and aftermarket parts and services for global industrial, air separation, gas transmission and process gas applications.
On March 4, 2015, the company completed the acquisition of FRIGOBLOCK for €100 million. FRIGOBLOCK manufactures and designs transport refrigeration units for trucks and trailers, primarily sold in Northern Europe and is now part of the Transport Solutions business, which goes to market as Thermo King. The acquisition strengthens Ingersoll Rand’s ability to deliver transport temperature control systems for a variety of mobile applications.
Outlook
Based on a forecast of slow-to-moderate growth in worldwide construction and industrial markets for the remainder of the year, the company reaffirms its outlook for 2015. Organic revenues, which exclude currency and acquisitions, for the full-year 2015 are expected to increase in the range of 4 to 5 percent. Full-year reported revenues are also expected to increase in the range of 4 to 5 percent compared with 2014. Full-year adjusted EPS from continuing operations are expected to be in the range of $3.66 to $3.81, with full-year reported continuing EPS expected to be $3.42 to $3.60. Restructuring expenses are expected to approximate $0.02 to $0.05 per share.
The forecast includes a tax rate of 25 percent for continuing operations and an average diluted share count for the full year of approximately 270 million shares. Free cash flow for full-year 2015 is expected to be in the range of $950 million to one billion dollars.

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Second-quarter 2015 organic revenues are expected to increase in the range of 5 to 6 percent compared with 2014 and reported revenues are expected to be up 4 to 5 percent. Adjusted EPS from continuing operations for the second-quarter of 2015 are expected to be in the range of $1.18 to $1.22 with reported EPS of $1.14 to $1.18 Restructuring expenses are expected to approximate $0.01 per share. The second-quarter forecast reflects an ongoing tax rate of 25 percent for continuing operations and an average diluted share count of approximately 270 million shares.
This news release includes “forward-looking statements”, which are statements that are not historical facts, including statements that relate to the mix of and demand for our products, performance of the markets in which we operate, our share repurchase program including the amount of shares to be repurchased and timing of such repurchases, our projected 2015 second-quarter and full-year financial performance and assumptions regarding our effective tax rate. These forward-looking statements are based on our current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from our current expectations. Such factors include, but are not limited to, global economic conditions, demand for our products and services, the impact of currency and tax law changes. Additional factors that could cause such differences can be found in our Form 10-K for the year ended December 31, 2014, and other SEC filings. We assume no obligation to update these forward-looking statements.

This news release also includes adjusted non-GAAP financial information which should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. Further information about the adjusted non-GAAP financial tables is attached to this news release.
All amounts reported within the earnings release above related to net earnings (loss), earnings (loss) from continuing operations, earnings (loss) from discontinued operations, and per share amounts are attributed to Ingersoll Rand’s ordinary shareholders.
Ingersoll Rand (NYSE:IR) advances the quality of life by creating comfortable, sustainable and efficient environments. Our people and our family of brands-including Club Car®, Ingersoll Rand®, Thermo King® and Trane®-work together to enhance the quality and comfort of air in homes and buildings; transport and protect food and perishables; and increase industrial productivity and efficiency. We are a $13 billion global business committed to a world of sustainable progress and enduring results. For more information, visit ingersollrand.com.

# # #
4/23/15
(See Accompanying Tables)

•	Condensed Consolidated Income Statement

•	Segments

•	Non-GAAP Financial Tables

•	Condensed Consolidated Balance Sheet

•	Condensed Consolidated Statement of Cash Flow

•	Balance Sheet Metrics and Free Cash Flow

Contacts:
Media:	Investors and Financial Analysts:
Misty Zelent	Joe Fimbianti
(704) 655-5324, mzelent@irco.com	(704) 655-4721, joseph_fimbianti@irco.com
-or-
Janet Pfeffer
(704) 655-5319, janet_pfeffer@irco.com

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Table 1

INGERSOLL-RAND PLC
Condensed Consolidated Income Statement
(In millions, except per share amounts)

UNAUDITED

	For the quarter ended
	March 31,
	2015	2014
Net revenues	$2,887.8	$2,722.9
Cost of goods sold	(2,086.7)	(1,954.8)
Selling & administrative expenses	(630.0)	(613.1)
Operating income	171.1	155.0
Interest expense	(55.1)	(52.0)
Other income (expense), net	(26.4)	2.2
Earnings (loss) before income taxes	89.6	105.2
Provision for income taxes	(26.9)	(24.5)
Earnings (loss) from continuing operations	62.7	80.7
Discontinued operations, net of tax	(7.3)	2.9
Net earnings (loss)	55.4	83.6
Less: Net earnings attributable to noncontrolling interests	(4.1)	(4.6)
Net earnings (loss) attributable to Ingersoll-Rand plc	$51.3	$79.0

Amounts attributable to Ingersoll-Rand plc ordinary
shareholders:
Continuing operations	$58.6	$76.1
Discontinued operations	(7.3)	2.9
Net earnings	$51.3	$79.0

Diluted earnings (loss) per share attributable to
Ingersoll-Rand plc ordinary shareholders:
Continuing operations	$0.22	$0.27
Discontinued operations	(0.03)	0.01
	$0.19	$0.28

Weighted-average number of common shares
outstanding:
Diluted	268.5	282.3

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 2

INGERSOLL-RAND PLC
Business Review
(In millions, except percentages)

UNAUDITED

	For the quarter
	ended March 31,
	2015	2014
Climate
Net revenues	$2,158.5	$2,040.8
Segment operating income *	150.9	131.0
and as a % of Net revenues	7.0%	6.4%

Industrial
Net revenues	729.3	682.1
Segment operating income *	74.8	79.3
and as a % of Net revenues	10.3%	11.6%

Gain (loss) on sale/(asset impairment)	—	—
Unallocated corporate expense	(54.6)	(55.3)

Total
Net revenues	$2,887.8	$2,722.9
Consolidated operating income	$171.1	$155.0
and as a % of Net revenues	5.9%	5.7%

* Segment operating income is the measure of profit and loss that the Company uses to evaluate the financial performance of the business and as the basis for performance reviews, compensation and resource allocation. For these reasons, the Company believes that Segment operating income represents the most relevant measure of segment profit and loss. The Company may exclude certain charges or gains from Operating income to arrive at a Segment operating income that is a more meaningful measure of profit and loss upon which to base its operating decisions.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 3

INGERSOLL-RAND PLC
Reconciliation of non-GAAP to GAAP
(In millions, except per share amounts)

UNAUDITED

		For the quarter ended March 31, 2015
		As			As
		Reported	Adjustments		Adjusted
	Net revenues	$2,887.8	$—		$2,887.8

	Operating income	171.1	12.6	(a,b)	183.7
	Operating margin	5.9%			6.4%

	Earnings from continuing operations before income taxes	89.6	55.2	(a,b,c)	144.8
	Provision for income taxes	(26.9)	(12.1)	(d)	(39.0)
	Tax rate	30.0%			26.9%
	Earnings from continuing operations attributable to Ingersoll-Rand plc	58.6	43.1	(e)	101.7

	Diluted earnings per common share
	Continuing operations	$0.22	$0.16		$0.38

	Weighted-average number of common shares outstanding
	Diluted	268.5	—		268.5

	Detail of Adjustments:
(a)	Restructuring costs		0.9
(b)	Cameron inventory step up		11.7
(c)	Venezuela remeasurement of monetary assets		42.6
(d)	Tax impact		(12.1)
(e)	Impact of adjustments on earnings from continuing operations attributable to Ingersoll-Rand plc		$43.1

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non- GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.
The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.
We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations. We believe that it is meaningful to provide the relative impact of impairment charges and the corresponding tax impacts in order to present a better understanding of our results on a period to period comparative basis.
The non-GAAP financial measures for operating income and margin, tax rate and EPS assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.
As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 4

INGERSOLL-RAND PLC
Reconciliation of non-GAAP to GAAP
(In millions, except per share amounts)

UNAUDITED

		For the quarter ended March 31, 2014
		As			As
		Reported	Adjustments		Adjusted
	Net revenues	$2,722.9	$—		$2,722.9

	Operating income	155.0	8.9	(a)	163.9
	Operating margin	5.7%			6.0%

	Earnings from continuing operations before income taxes	105.2	8.9	(a)	114.1
	Provision for income taxes	(24.5)	(2.1)	(b)	(26.6)
	Tax rate	23.3%			23.3%
	Earnings from continuing operations attributable to Ingersoll-Rand plc	76.1	6.8	(c)	82.9

	Diluted earnings per common share
	Continuing operations	$0.27	$0.02		$0.29

	Weighted-average number of common shares outstanding
	Diluted	282.3	—		282.3

	Detail of Adjustments:
(a)	Restructuring costs		8.9
(b)	Tax impact		(2.1)
(c)	Impact of adjustments on earnings from continuing operations attributable to Ingersoll-Rand plc		$6.8

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non- GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.
The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.
We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations. We believe that it is meaningful to provide the relative impact of impairment charges and the corresponding tax impacts in order to present a better understanding of our results on a period to period comparative basis.
The non-GAAP financial measures for operating income and margin, tax rate and EPS assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.
As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 5

INGERSOLL-RAND PLC
Reconciliation of non-GAAP to GAAP
(In millions)
UNAUDITED

	For the quarter ended March 31, 2015		For the quarter ended March 31, 2014
	As Reported	Margin	As Reported	Margin
Climate
Net revenues	$2,158.5		$2,040.8

Segment operating income	$150.9	7.0%	$131.0	6.4%
Restructuring and Other	0.3	—%	4.2	0.2%
Adjusted operating income	151.2	7.0%	135.2	6.6%
Depreciation and amortization	59.6	2.8%	64.1	3.2%
EBITDA	$210.8	9.8%	$199.3	9.8%

Industrial
Net revenues	$729.3		$682.1

Segment operating income	$74.8	10.3%	$79.3	11.6%
Restructuring and Other	12.1	1.6%	3.0	0.5%
Adjusted operating income	86.9	11.9%	82.3	12.1%
Depreciation and amortization	13.2	1.8%	8.6	1.2%
EBITDA	$100.1	13.7%	$90.9	13.3%

Corporate
Unallocated corporate expense	$(54.6)		$(55.3)
Restructuring and Other	0.2		1.7
Adjusted corporate expense	(54.4)		(53.6)
Depreciation and amortization	15.1		9.6
EBITDA	$(39.3)		$(44.0)

Total Company
Net revenues	$2,887.8		$2,722.9

Operating income	$171.1	5.9%	$155.0	5.7%
Restructuring and Other	12.6	0.5%	8.9	0.3%
Adjusted operating income	183.7	6.4%	163.9	6.0%
Depreciation and amortization	87.9	3.0%	82.3	3.0%
EBITDA	$271.6	9.4%	$246.2	9.0%
The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.
The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.
We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations.
The non-GAAP financial measures of EBITDA and EBITDA margin assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.
As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 6

INGERSOLL-RAND PLC
Condensed Consolidated Balance Sheets
(In millions)

UNAUDITED

	March 31,	December 31,
	2015	2014
ASSETS
Cash and cash equivalents	$733.9	$1,705.2
Accounts and notes receivable, net	2,190.2	2,119.0
Inventories	1,613.0	1,358.9
Other current assets	567.7	524.8
Total current assets	5,104.8	5,707.9
Property, plant and equipment, net	1,564.1	1,477.0
Goodwill	5,734.9	5,389.8
Intangible assets, net	4,031.3	3,783.9
Other noncurrent assets	973.9	939.9
Total assets	$17,409.0	$17,298.5

LIABILITIES AND EQUITY
Accounts payable	$1,356.1	$1,290.0
Accrued expenses and other current liabilities	1,819.1	1,893.4
Short-term borrowings and current maturities of long-term debt	802.3	482.7
Total current liabilities	3,977.5	3,666.1
Long-term debt	3,741.7	3,741.7
Other noncurrent liabilities	3,903.3	3,845.3
Equity	5,786.5	6,045.4
Total liabilities and equity	$17,409.0	$17,298.5

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 7

INGERSOLL-RAND PLC
Condensed Consolidated Statement of Cash Flow
(In millions)

UNAUDITED

	For the quarter
	ended March 31,
	2015	2014
Operating Activities
Income from continuing operations	$62.7	$80.7
Depreciation and amortization	87.9	82.3
Changes in assets and liabilities and other non-cash items	(265.8)	(243.8)
Net cash from operating activities of continuing operations	(115.2)	(80.8)
Net cash from operating activities of discontinued operations	(10.0)	(41.2)
Net cash from operating activities	(125.2)	(122.0)

Investing Activities
Capital expenditures	(55.7)	(50.5)
Other investing activities, net	(937.7)	(1.7)
Net cash from investing activities of continuing operations	(993.4)	(52.2)
Net cash from investing activities of discontinued operations	—	—
Net cash from investing activities	(993.4)	(52.2)

Financing Activities
Net debt proceeds (repayments)	311.1	4.4
Dividends paid to ordinary shareholders	(73.8)	(65.8)
Repurchase of ordinary shares	—	(787.7)
Other financing activities, net	19.5	(2.5)
Net cash from financing activities of continuing operations	256.8	(851.6)
Net cash from financing activities of discontinued operations	—	—
Net cash from financing activities	256.8	(851.6)

Effect of exchange rate changes on cash and cash equivalents	(109.5)	(13.5)
Net increase (decrease) in cash and cash equivalents	(971.3)	(1,039.3)
Cash and cash equivalents - beginning of period	1,705.2	1,937.2
Cash and cash equivalents - end of period	$733.9	$897.9

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 8

INGERSOLL-RAND PLC
Balance Sheet Metrics and Free Cash Flow
($ in millions)

UNAUDITED

	December 31,	March 31,
	2014	2014	2015
Net Receivables	$2,119	$2,086	$2,190
Days Sales Outstanding	59.7	69.9	69.2

Net Inventory	$1,359	$1,348	$1,613
Inventory Turns	6.7	5.8	5.2

Accounts Payable	$1,290	$1,240	$1,356
Days Payable Outstanding	52.1	57.9	59.3

			Quarter ended
			March 31, 2015
Cash flow from operating activities (a)			$(125.2)
Capital expenditures (a)			(55.7)
Free cash flow			$(180.9)
(a)Includes both continuing and discontinued operations.

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.

The non-GAAP financial measure should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. It has limitations in that it does not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, this measure may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and cash flow.

The non-GAAP financial measure of free cash flow assists investors with analyzing our business results as well as with predicting future performance. In addition, this non-GAAP financial measure is reviewed by management in order to evaluate the financial performance of each segment as well as the Company as a whole. It is the basis for performance reviews, compensation and resource allocation. We believe that the presentation of this non-GAAP financial measure will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider this measure in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION